SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 20, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 15, 2004, Commonwealth Biotechnologies, Inc. (“CBI”) completed the acquisition of certain assets of Genetics & IVF Institute, Inc. related to paternity and forensic test analyses pursuant to an Asset Purchase Agreement executed November 18, 2004. CBI purchased such assets for an aggregate purchase price of $1.1 million payable as follows: (1) $500,000 in cash and (2) $600,000 in debt secured by a line of credit provided by Branch Banking & Trust. A copy of the Purchase Agreement is attached as an Exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

CBI will file the required financial information associated with the acquired business within 71 calendar days of the closing of the transaction.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Asset Purchase Agreement, dated November 18, 2004, by and between CBI and Genetics & IVF Institute, Inc.

99.1	Press Release, dated December 20, 2004, announcing the acquisition referenced herein.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: December 20, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Asset Purchase Agreement, dated November 18, 2004, by and between CBI and Genetics & IVF Institute, Inc.

99.1	Press Release, dated December 20, 2004, announcing the acquisition referenced herein.

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